UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Orchid Island Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	ORC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Orchid Island Capital, Inc. (the “Company”), the Company’s stockholders voted on the following matters: (i) the election of the six nominated directors to the Company’s board of directors (the “Board”), (ii) the ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2026, (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers and (iv) the recommendation, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company's named executive officers. As of April 9, 2026, the record date for the Annual Meeting, there were 199,700,226 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) outstanding and entitled to vote.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal 1—Election of Directors. The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Robert E. Cauley, George H. Haas, IV, W Coleman Bitting, Frank P. Filipps, Paula Morabito and Ava L. Parker.

Nominee for Director	For	Against	Abstain	Broker Non-Votes
Robert E. Cauley	64,347,162	3,500,798	836,761	61,745,081
George H. Haas, IV	56,464,468	11,378,588	841,665	61,745,081
W Coleman Bitting	62,764,466	5,081,547	838,708	61,745,081
Frank P. Filipps	62,324,898	5,537,467	822,356	61,745,081
Paula Morabito	63,355,225	4,514,128	815,368	61,745,081
Ava L. Parker	61,525,593	6,346,437	812,691	61,745,081

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain	Broker Non-Votes
121,803,409	6,850,503	1,775,890	N/A

Proposal 3—Advisory Vote on Named Executive Officer Compensation. This advisory vote was approved upon the following vote.

For	Against	Abstain	Broker Non-Votes
61,130,974	6,179,179	1,374,568	61,745,081

Proposal 4—Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation. The stockholders recommended, on an advisory basis, that future votes on named executive officer compensation be conducted every year

1 Year	2 Years	3 Years	Abstain
64,123,663	933,219	2,096,040	1,531,799

In view of these voting recommendations, the Board has determined that an advisory vote on named executive officer compensation will be submitted to stockholders every year until the next required advisory vote on the frequency of future advisory votes on named executive officer compensation.

Item 8.01. Other Events.

On June 9, 2026, the Company announced that the Board declared a dividend for the month of June 2026 of $0.10 per share of the Common Stock, to be paid on July 30, 2026 to holders of record on June 30, 2026, with an ex-dividend date of June 30, 2026. In addition, the Company announced certain details of its RMBS portfolio as of May 31, 2026, as well as certain other information regarding the Company. A copy of the Company’s press release announcing the dividend and the other information regarding the Company is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Caution About Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, but not limited to, statements about the Company’s distributions. These forward-looking statements are based upon the Company’s present expectations, but the Company cannot assure investors that actual results will not vary from the expectations contained in the forward-looking statements. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2026		ORCHID ISLAND CAPITAL, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer